                                                                  EXHIBIT 4.3








                          FREMONT GENERAL CORPORATION

                                       TO

                      FIRST INTERSTATE BANK OF CALIFORNIA

                   a California banking corporation, Trustee


                                   ---------

                                   Indenture


                           Dated as of March 6, 1996

              9% Junior Subordinated Debentures due March 31, 2026

                               TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               1
Recitals of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               1

                                                 ARTICLE ONE
                                       Definitions and Other Provisions
                                             of General Application

SECTION 101.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
                   Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
                   Additional Interest  . . . . . . . . . . . . . . . . . . . . . . . . . .       2
                   Additional Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
                   Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
                   Authenticating Agent   . . . . . . . . . . . . . . . . . . . . . . . . .       3
                   Board of Directors   . . . . . . . . . . . . . . . . . . . . . . . . . .       3
                   Board Resolution   . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
                   Business Day   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
                   Commission   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
                   Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
                   Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
                   Company Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
                   Corporate Trust Office   . . . . . . . . . . . . . . . . . . . . . . . .       3
                   Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . .       3
                   Declaration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
                   Defaulted Interest   . . . . . . . . . . . . . . . . . . . . . . . . . .       3
                   Defeasance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
                   Depository   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
                   Event of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
                   Exchange Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
                   Extension Period   . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
                   Fremont Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
                   Global Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
                   Holder   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
                   Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
                   Institutional Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .       4
                   Interest Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . .       4
                   Maturity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
                   Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . .       4
                   Opinion of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . .       5
                   Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
                   Parent Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
                   Paying Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
                   Person   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
                   Predecessor Security   . . . . . . . . . . . . . . . . . . . . . . . . .       5
                   Preferred Securities   . . . . . . . . . . . . . . . . . . . . . . . . .       5
                   Redemption Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
                   Redemption Price   . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
                   Regular Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . .       5
                   Responsible Officer  . . . . . . . . . . . . . . . . . . . . . . . . . .       5
                   Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5

                   Security Register  . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
                   Security Registrar   . . . . . . . . . . . . . . . . . . . . . . . . . .       5
                   Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . .       6
                   Special Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . .       6
                   Stated Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
                   Subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
                   Tax Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
                   Trust Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
                   Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
                   Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . .       7
                   U.S. Government Obligations  . . . . . . . . . . . . . . . . . . . . . .       7
                   Vice President   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
SECTION 102.       Compliance Certificates and Opinions   . . . . . . . . . . . . . . . . .       7
SECTION 103.       Form of Documents Delivered to Trustee   . . . . . . . . . . . . . . . .       7
SECTION 104.       Acts of Holders; Record Dates  . . . . . . . . . . . . . . . . . . . . .       8
SECTION 105.       Notices, Etc. to Trustee and the Company   . . . . . . . . . . . . . . .       9
SECTION 106.       Notice to Holders; Waiver  . . . . . . . . . . . . . . . . . . . . . . .       9
SECTION 107.       Conflict with Trust Indenture Act  . . . . . . . . . . . . . . . . . . .       9
SECTION 108.       Effect of Headings and Table of Contents   . . . . . . . . . . . . . . .       9
SECTION 109.       Separability Clause  . . . . . . . . . . . . . . . . . . . . . . . . . .      10
SECTION 110.       Benefits of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . .      10
SECTION 111.       Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
SECTION 112.       Legal Holidays   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10

                                               ARTICLE TWO
                                              Security Forms

SECTION 201.       Forms Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
SECTION 202.       Form of Face of Security   . . . . . . . . . . . . . . . . . . . . . . .      11
SECTION 203.       Form of Reverse of Security  . . . . . . . . . . . . . . . . . . . . . .      13
SECTION 204.       Form of Trustee's Certificate of Authentication  . . . . . . . . . . . .      15

                                              ARTICLE THREE
                                             The Securities

SECTION 301.       Title and Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
SECTION 302.       Denominations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
SECTION 303.       Execution, Authentication, Delivery and Dating   . . . . . . . . . . . .      17
SECTION 304.       Temporary Securities   . . . . . . . . . . . . . . . . . . . . . . . . .      17
SECTION 305.       Registration; Registration of Transfer and Exchange  . . . . . . . . . .      18
SECTION 306.       Mutilated, Destroyed, Lost and Stolen Securities   . . . . . . . . . . .      19
SECTION 307.       Payment of Interest; Interest Rights Preserved   . . . . . . . . . . . .      19
SECTION 308.       Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . .      20
SECTION 309.       Cancellation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20
SECTION 310.       Computation of Interest  . . . . . . . . . . . . . . . . . . . . . . . .      20
SECTION 311.       Right of Set-Off   . . . . . . . . . . . . . . . . . . . . . . . . . . .      21
SECTION 312.       CUSIP Numbers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21
SECTION 313.       Global Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .      21

                                              ARTICLE FOUR
                                 Satisfaction and Discharge; Defeasance

SECTION 401.       Satisfaction and Discharge of Indenture  . . . . . . . . . . . . . . . .      23
SECTION 402.       Defeasance and Discharge   . . . . . . . . . . . . . . . . . . . . . . .      24
SECTION 403.       Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . .      24
SECTION 404.       Conditions to Defeasance or Covenant Defeasance  . . . . . . . . . . . .      24
SECTION 405.       Application of Trust Money   . . . . . . . . . . . . . . . . . . . . . .      25
SECTION 406.       Indemnity for U.S. Government Obligations  . . . . . . . . . . . . . . .      25

                                              ARTICLE FIVE
                                                 Remedies

SECTION 501.       Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . .      26
SECTION 502.       Acceleration of Maturity; Rescission and Annulment   . . . . . . . . . .      27
SECTION 503.       Collection of Indebtedness and Suits for Enforcement by Trustee  . . . .      27
SECTION 504.       Trustee May File Proofs of Claim   . . . . . . . . . . . . . . . . . . .      28
SECTION 505.       Trustee May Enforce Claims Without Possession of Securities  . . . . . .      28
SECTION 506.       Application of Money Collected   . . . . . . . . . . . . . . . . . . . .      29
SECTION 507.       Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . .      29
SECTION 508.       Unconditional Right of Holders to Receive Principal and Interest   . . .      29
SECTION 509.       Restoration of Rights and Remedies   . . . . . . . . . . . . . . . . . .      30
SECTION 510.       Rights and Remedies Cumulative   . . . . . . . . . . . . . . . . . . . .      30
SECTION 511.       Delay or Omission Not Waiver   . . . . . . . . . . . . . . . . . . . . .      30
SECTION 512.       Control by Holders   . . . . . . . . . . . . . . . . . . . . . . . . . .      30
SECTION 513.       Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . .      30
SECTION 514.       Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . .      31
SECTION 515.       Waiver of Stay or Extension Laws   . . . . . . . . . . . . . . . . . . .      31
SECTION 516.       Preferred Security Holders Rights  . . . . . . . . . . . . . . . . . . .      31

                                               ARTICLE SIX
                                               The Trustee

SECTION 601.       Certain Duties and Responsibilities  . . . . . . . . . . . . . . . . . .      32
SECTION 602.       Notice of Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . .      32
SECTION 603.       Certain Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . .      32
SECTION 604.       Not Responsible for Recitals or Issuance of Securities   . . . . . . . .      33
SECTION 605.       May Hold Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .      33
SECTION 606.       Money Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . .      33
SECTION 607.       Compensation; Reimbursement; and Indemnity   . . . . . . . . . . . . . .      34
SECTION 608.       Disqualification; Conflicting Interests  . . . . . . . . . . . . . . . .      34
SECTION 609.       Corporate Trustee Required; Eligibility  . . . . . . . . . . . . . . . .      34
SECTION 610.       Resignation and Removal; Appointment of Successor  . . . . . . . . . . .      35
SECTION 611.       Acceptance of Appointment by Successor   . . . . . . . . . . . . . . . .      36
SECTION 612.       Merger, Conversion, Consolidation or Succession to Business  . . . . . .      36
SECTION 613.       Preferential Collection of Claims Against Company  . . . . . . . . . . .      36

                                              ARTICLE SEVEN
                            Holders' Lists and Reports by Trustee and Company

SECTION 701.       Company to Furnish Trustee Names and Addresses of Holders  . . . . . . .      36
SECTION 702.       Preservation of Information; Communications to Holders   . . . . . . . .      37
SECTION 703.       Reports by Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . .      37
SECTION 704.       Reports by Company   . . . . . . . . . . . . . . . . . . . . . . . . . .      37

                                              ARTICLE EIGHT
                          Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.       Successor Substituted  . . . . . . . . . . . . . . . . . . . . . . . . .      37

                                              ARTICLE NINE
                                         Supplemental Indentures

SECTION 901.       Supplemental Indentures Without Consent of Holders   . . . . . . . . . .      38
SECTION 902.       Supplemental Indentures with Consent of Holders  . . . . . . . . . . . .      38
SECTION 903.       Execution of Supplemental Indentures   . . . . . . . . . . . . . . . . .      39
SECTION 904.       Effect of Supplemental Indentures  . . . . . . . . . . . . . . . . . . .      39
SECTION 905.       Conformity with Trust Indenture Act  . . . . . . . . . . . . . . . . . .      39
SECTION 906.       Reference in Securities to Supplemental Indentures   . . . . . . . . . .      39

                                               ARTICLE TEN
                                Covenants; Representations and Warranties

SECTION 1001.      Payment of Principal and Interest  . . . . . . . . . . . . . . . . . . .      40
SECTION 1002.      Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . .      40
SECTION 1003.      Money for Security Payments to Be Held in Trust  . . . . . . . . . . . .      40
SECTION 1004.      Statement by Officers as to Default  . . . . . . . . . . . . . . . . . .      41
SECTION 1005.      Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      41
SECTION 1006.      Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . .      41
SECTION 1007.      Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . .      41
SECTION 1008.      Additional Interest  . . . . . . . . . . . . . . . . . . . . . . . . . .      42
SECTION 1009.      Additional Covenants   . . . . . . . . . . . . . . . . . . . . . . . . .      42
SECTION 1010.      Waiver of Certain Covenants  . . . . . . . . . . . . . . . . . . . . . .      43

                                             ARTICLE ELEVEN
                                       Subordination of Securities

SECTION 1101.      Securities Subordinate to Senior Indebtedness  . . . . . . . . . . . . .      43
SECTION 1102.      Default on Senior Indebtedness   . . . . . . . . . . . . . . . . . . . .      43
SECTION 1103.      Liquidation; Dissolution; Bankruptcy   . . . . . . . . . . . . . . . . .      44
SECTION 1104.      Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      45
SECTION 1105.      Trustee to Effectuate Subordination  . . . . . . . . . . . . . . . . . .      46
SECTION 1106.      Notice by the Company  . . . . . . . . . . . . . . . . . . . . . . . . .      46
SECTION 1107.      Rights of the Trustee; Holders of Senior Indebtedness  . . . . . . . . .      46
SECTION 1108.      Subordination May Not be Impaired  . . . . . . . . . . . . . . . . . . .      47

                                             ARTICLE TWELVE
                                         Redemption of Securities

SECTION 1201.      Optional Redemption; Conditions to Optional Redemption   . . . . . . . .      47
SECTION 1202.      Applicability of Article   . . . . . . . . . . . . . . . . . . . . . . .      47
SECTION 1203.      Election to Redeem; Notice to Trustee  . . . . . . . . . . . . . . . . .      48
SECTION 1204.      Selection by Trustee of Securities to Be Redeemed  . . . . . . . . . . .      48
SECTION 1205.      Notice of Redemption   . . . . . . . . . . . . . . . . . . . . . . . . .      48
SECTION 1206.      Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . .      49
SECTION 1207.      Securities Payable on Redemption Date  . . . . . . . . . . . . . . . . .      49
SECTION 1208.      Securities Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . .      49

                                             ARTICLE THIRTEEN
                                                  Expenses

SECTION 1301.      Payment of Expense   . . . . . . . . . . . . . . . . . . . . . . . . . .      49
SECTION 1302.      Payment Upon Resignation or Removal  . . . . . . . . . . . . . . . . . .      50

          Sections 310 through 318 of the Trust Indenture Act of 1939:

TRUST INDENTURE                                                                    INDENTURE
  ACT SECTION                                                                       SECTION
  -----------                                                                       -------
Section 310(a)(1)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     609
           (a)(2)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     609
           (a)(3)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     Not Applicable
           (a)(4)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     Not Applicable
           (b)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     608, 610
Section 311(a)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     613
           (b)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     613
Section 312(a)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     701
           (b)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     702(b)
           (c)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     702(c)
Section 313(a)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     703(a)
           (a)(4)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     101, 1004
           (b)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     703(a)
           (c)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     703(a)
           (d)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     703(b)
Section 314(a)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     704
           (b)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     Not Applicable
           (c)(1)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     102
           (c)(2)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     102
           (c)(3)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     Not Applicable
           (d)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     Not Applicable
           (e)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     102
Section 315(a)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     601
           (b)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     602
           (c)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     601
           (d)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     601
           (e)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     514
Section 316(a)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     101
           (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     502
                      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     512
           (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     513
           (a)(2)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     Not Applicable
           (b)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     508
           (c)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     104(c)
Section 317(a)(1)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     503
           (a)(2)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     504
           (b)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1003
Section 318(a)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     107

         INDENTURE, dated as of March 6, 1996, between Fremont General Corporation, a corporation duly organized and existing under the laws of the State of Nevada (herein called the "Company"), having its principal office at 2020 Santa Monica Boulevard, Suite 600, Santa Monica, California 90404, and First Interstate Bank of California, a California banking corporation, as Trustee (herein called the "Trustee"). Unless otherwise defined herein, all capitalized items used herein shall have the meanings ascribed to them in the Amended and Restated Declaration of Trust between the Company, as Depositor, and The Chase Manhattan Bank, N.A., (the "Institutional Trustee") The Chase Manhattan Bank (USA), (the "Delaware Trustee") Louis J. Rampino and Wayne R. Bailey as "Regular Trustees," dated as of March 6, 1996 (the "Declaration" or "Trust Agreement"), as in effect on the date hereof, and which is incorporated by reference hereto.

                            RECITALS OF THE COMPANY

         WHEREAS, Fremont Financing (as defined herein) will pursuant to the Purchase Agreement dated March 1, 1996 (the "Purchase Agreement"), and a Pricing Agreement, dated March 1, 1996 (the "Pricing Agreement") among the Company, Fremont Financing and the Underwriters named therein, issue $103,092,784 (or $118,556,702 if the over-allotment option set forth in Section 2 of the Purchase Agreement is exercised in full) aggregate liquidation preference of its 9% Trust Originated Preferred Securities (the "Preferred Securities") with a liquidation preference of $25 per Preferred Security (or $115,000,000 if the over-allotment option set forth in Section 2 of the Purchase Agreement is exercised in full);

         WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions;

         WHEREAS, the Company is guaranteeing the payment of distributions on the Preferred Securities and the Common Securities, liquidation preference $25 per Common Security (the "Common Securities") (together with the Preferred Securities, the "Trust Securities"), of Fremont Financing and payment of the Redemption Price and payments on liquidation with respect to the Trust Securities, to the extent provided in the Preferred Securities Guarantee Agreement and the Common Securities Guarantee Agreement, both dated March 6, 1996, by the Company and The Chase Manhattan Bank, N.A., as guarantee trustee (collectively the "Parent Guarantees") for the benefit of the holders of the Trust Securities;

         WHEREAS, the Company wishes to sell to Fremont Financing, and Fremont Financing wishes to purchase from the Company, Securities (as defined below) in an aggregate principal amount of $103,092,784 (or $118,556,702 if the over-allotment option set forth in Section 2 of the Purchase Agreement is exercised in full) and in satisfaction of the purchase price for such Securities, the trustees of Fremont Financing, on behalf of Fremont Financing, wish (i) to execute and deliver to the Company Common Securities certificates evidencing an ownership interest in Fremont Financing, registered in the name of the Company, in an aggregate amount of 123,711 (or 142,268 if the over-allotment option set forth in Section 2 of the Purchase Agreement is exercised in full) Common Securities having an aggregate liquidation amount of up to $3,092,784 (or $3,556,701 if the over-allotment option set forth in Section 2 of the Purchase Agreement is exercised in full), and (ii) to deliver to the Company the sum of $3,092,784 (or $3,556,701 if the over-allotment option set forth in Section 2 of the Purchase Agreement is exercised in full);

         WHEREAS, the Company has duly authorized the creation of an issue of its 9% Junior Subordinated Debentures due March 31, 2026 (the "Securities"), of substantially the tenor and amount hereinafter set forth and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and

         WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

   For and in consideration of the premises and the purchase of the Securities by the Holder thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                  ARTICLE ONE
            Definitions and Other Provisions of General Application

SECTION 101.     Definitions.

   For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                 (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                 (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                 (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                 (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                 (5) a reference to any Person shall include its successors and assigns;

                 (6) a reference to any agreement or instrument shall mean such agreement or instrument as supplemented, modified, amended or amended and restated and in effect from time to time;

                 (7) a reference to any statute, law, rule or regulation, shall include any amendments thereto applicable to the relevant Person, and any successor statute, law, rule or regulation; and

                 (8) a reference to any particular rating category shall be deemed to include any corresponding successor category, or any corresponding rating category issued by a successor or subsequent rating agency.

   "Act," when used with respect to any Holder, has the meaning specified in
Section 104.

   "Additional Interest" has the meaning specified in Section 1008.

   "Additional Taxes" means the sum of any additional taxes, duties and other governmental charges to which Fremont Financing has become subject from time to time as a result of a Tax Event.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

   "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board, as the context requires.

   "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

   "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee, or the principal office of the Institutional Trustee, under the Trust Agreement, is closed for business.

   "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

   "Common Securities" has the meaning specified in the Recitals to this Indenture.

   "Common Stock" means the common stock, par value $1.00 per share, of the Company.

   "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

   "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

   "Compound Interest" has the meaning specified in Section 301.

   "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered. As of the date hereof, the Corporate Trust Office of the Trustee is located at 707
Wilshire Boulevard, W11-1, Los Angeles, California   90017, Attn.:  Corporate
Trust.

   "Covenant Defeasance" has the meaning specified in Section 403.

   "Declaration" has the meaning specified in the Recitals.

   "Defaulted Interest" has the meaning specified in Section 307.

   "Defeasance" has the meaning specified in Section 402.

   "Depositary" means, with respect to Securities issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities.

   "Event of Default" has the meaning specified in Section 501.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor legislation.

   "Extension Period" has the meaning specified in Section 301.

   "Fremont Financing" means the statutory business trust Fremont General Financing I declared and established pursuant to the Delaware Business Trust Act by the Trust Agreement.

   "Global Security" means a Security that evidences all or part of the Securities and is authenticated and delivered to, and registered in the name of, the Depositary for such Securities or a nominee thereof.

   "Holder" means a Person in whose name a Security is registered in the Security Register.

   "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

   "Institutional Trustee" has the meaning set forth in the Declaration.

   "Interest Payment Date," when used with respect to any installment of interest on a Security, means the date specified in such Security as the fixed date on which an installment of interest with respect to the Securities is due and payable.

   "Maturity," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

   "Officers' Certificate" means a certificate signed by (a) the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and
(b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                 (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                          (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

   "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company (and who may be an employee of the Company), and who shall be reasonably acceptable to the Trustee. An opinion of counsel may rely on certificates as to matters of fact.

   "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except: (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and (iii) Securities which have been paid pursuant to Section 306, or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company.

   "Parent Guarantees" has the meaning specified in the Recitals to this instrument.

   "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

   "Person" means any individual, corporation, partnership, association, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

   "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

   "Preferred Securities" has the meaning specified in the Recitals to this instrument.

   "Purchase Agreement" has the meaning specified in the Recitals to this instrument.

   "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

   "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

   "Regular Record Date" for the interest payable on any Interest Payment Date means the Business Day next preceding such Interest Payment Date.

   "Responsible Officer," when used with respect to the Trustee, means an officer of the Trustee with primary responsibility for administering Trustee's duties under this Indenture.

   "Securities" has the meaning specified in the Recitals to this instrument.

   "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

   "Senior Indebtedness" means, with respect to the Company and its Subsidiaries, (i) the principal, premium, if any, and interest in respect of
(A) indebtedness of the Company and its Subsidiaries, for money borrowed and
(B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Company and its Subsidiaries, including, without limitation, all obligations of the Company and its Subsidiaries under the $200 million Credit Facility due 2001, $300 million Senior Revolving Credit Facility due 1998, and Variable Rate Asset Backed Certificates, and certain other notes payable, short term debt and open letters of credit of the Company currently outstanding, (ii) all capital lease obligations of the Company, (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of the Company for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction,
(v) all obligations arising under any rate or basis swap, forward contract, commodity swap or option, equity or equity index swap or option, bond, note or bill option, interest rate option, foreign currency exchange transaction, crosscurrency rate swap, currency option, cap, collar or floor transaction, swap option, synthetic trust product, synthetic lease or any similar transaction or agreement (vi) all obligations of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise including all obligations of the Company and its Subsidiaries to insure specified levels of equity capital for another person or otherwise to maintain the net worth or solvency of another person and (vii) all obligations of the type referred to in clauses (i) through (vi) above of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Securities and (2) any indebtedness between or among the Company or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financial entity of Preferred Securities or other securities that rank pari passu with, or junior to, the Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification, waiver, refinancing, whether by the same creditor or group of creditors or a successor creditor or group or restructuring of any Senior Indebtedness, including any of the foregoing which increase the principal amount thereof, the interest rate thereon or other amounts payable in respect thereof, shortens the term to maturity thereof, enhances the relative priority thereof, requires or establishes sinking fund payments, guarantees, collateral security or other credit support therefore or otherwise renders the terms thereof more favorable to the holders thereof.

   "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

   "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the date on which the principal, together with any accrued and unpaid interest (including Additional Interest), of such Security or such installment of interest is due and payable (whether the initial such date or, if pursuant to Section 301 the Company elects to extend the Stated Maturity of any principal or, as the case may be, defer such interest payment, such later date as is chosen by the Company pursuant to Section 301).

   "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

   "Tax Event" means the receipt by Fremont Financing of an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) as a result of any amendment to, or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, (in each case on or after the date of issuance of the Preferred Securities), there is more than an insubstantial risk that (i) Fremont Financing is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to interest received on the Securities, (ii) interest payable by the Company on the Securities is not, or within 90 days of the date thereof will not be, deductible, in whole or in part, for United States Federal income tax purposes or (iii) Fremont Financing is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.


   "Trust Agreement" has the meaning specified in the Recitals to this Indenture.

   "Trust Securities" has the meaning specified in the Recitals to this Indenture.

   "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

   "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

   "U.S. Government Obligations" has the meaning specified in Section 404.

   "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

SECTION 102.     Compliance Certificates and Opinions.

   Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

SECTION 103.     Form of Documents Delivered to Trustee.

   In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

   Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

   Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.     Acts of Holders; Record Dates.

   (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee at its Corporate Trust Office and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section
601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

   (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

   (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be.

With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

   (d)      The ownership of Securities shall be proved by the Security
Register.

   (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105.     Notices, Etc. to Trustee and the Company.

   Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                 (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office; or

                 (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

         Notwithstanding anything to the contrary set forth in this Indenture, any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted under this Indenture shall not be deemed to be made, given, filed or furnished to the Trustee unless made, given, filed or furnished in writing to the Trustee at its Corporate Trust Office.

SECTION 106.     Notice to Holders; Waiver.

   Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

   In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.     Conflict with Trust Indenture Act.

   If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108.     Effect of Headings and Table of Contents.

   The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.     Separability Clause.

   In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110.     Benefits of Indenture.

   Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness, the holders of Preferred Securities (to the extent provided herein) and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111.     Governing Law.

   THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF. THIS INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED, THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

SECTION 112.     Legal Holidays.

   In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal of the Securities need not be made on such date, but may be made on the next succeeding Business Day (except that, if such Business Day is in the next succeeding calendar year, such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, shall be the immediately preceding Business Day) with the same force and effect as if made on the Interest Payment Date, the Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 113.     Indenture and Notes Solely Corporate Obligations.

   No recourse for the payment of the principal of or premium, if any, or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

                                  ARTICLE TWO
                                 Security Forms

SECTION 201.     Forms Generally.

   The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

   The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these or other methods, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202.     Form of Face of Security.

                          FREMONT GENERAL CORPORATION
            9% Junior Subordinated Debenture, Due March 31, 2026

                                                            $_________________
No.  ____
CUSIP No. 357288AG4

   FREMONT GENERAL CORPORATION, a corporation duly organized and existing under the laws of the State of Nevada (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to ________________________ or registered assigns, the principal sum of ____________________________________________________ on March 31, 2026,
provided that the Company may extend the maturity date subject to certain conditions specified in Section 301 of the Indenture, which extended maturity date shall in no case be later than March 31, 2045, and to pay interest on said principal sum from March 6, 1996 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30, and December 31 of each year, commencing March 31, 1996, at the rate of 9% per annum plus Additional Interest, if any, until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The Company will pay Compound Interest, if any, in accordance with the provisions of Section 301 of the Indenture. The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360- day year. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee, or the principal office of the Institutional Trustee under the Trust Agreement, is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date, subject to certain exceptions provided in said Indenture. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

   The Company shall have the right at any time during the term of this Security, from time to time, to extend the interest payment period of such Security for up to 20 consecutive quarters (an "Extension Period"), during which periods interest will compound quarterly and the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which Extension Period the Company shall pay all interest then accrued and unpaid (including any Additional Interest), together with interest thereon at the rate specified for the Securities to the extent that payment of such interest is permitted by applicable law ("Compound Interest"); provided that during any such Extension Period, the Company shall not, and shall cause any Subsidiary of the Company (other than its wholly owned Subsidiaries) not to, (a) declare or pay any dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) repurchases or acquisitions of shares of the Common Stock of the Company as contemplated by any employment arrangement, benefit plan or other similar contract with or for the benefit of employees, officers or directors entered into in the ordinary course of business, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for the Company's Common Stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such Company capital stock or the security being converted or exchanged, or (iv) the payment of any stock dividend by the Company payable in the Company's Common Stock) or make any guarantee payments with respect to the foregoing and (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Security except as (i) required in accordance with the terms thereof (including, in the case of junior debt, the subordination provisions thereof),
(ii) in connection with a contemporaneous refinancing of such debt securities with the proceeds of a new issuance of debt securities which have terms and provisions no more favorable to the holder than those of the debt securities repurchased or refinanced (iii) in connection with the contemporaneous conversion or exchange of such debt securities for Common Stock of the Company; provided, however, that in no event shall the amount to be paid by the Company or any of its subsidiaries under (a) or (b)(ii) or (iii) above exceed in the aggregate $500,000 per year. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Maturity of this Security. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Trustee notice of its selection of an Extension Period at least one Business Day prior to the earlier of (i) the Interest Payment Date or (ii) the date Fremont Financing is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distributions are payable, but in any event not less than one Business Day prior to such record date. If the Institutional Trustee shall not be the sole holder of the Securities, the Company shall give the holders of the Securities notice of its selection of such Extension Period ten Business Days prior to the earlier of
(i) the Interest Payment Date or (ii) the date upon which the Company is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Securities of the record or payment date of such related interest payment.

   Payment of the principal of and interest on this Security will be made at the office or agency of the Paying Agent maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

   The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

   Reference is hereby made to the further provisions of the Indenture summarized on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

   Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, Fremont General Corporation has caused this instrument to be duly executed under its corporate seal.


Dated:  __________________


                          FREMONT GENERAL CORPORATION


                          By: _______________________________
                              Name:
                              Title:



Attest:


_______________________________

SECTION 203.     Form of Reverse of Security.

   This Security is one of a duly authorized issue of Securities of the "Company", designated as its 9% Junior Subordinated Debentures, due March 31, 2026 (provided that the Company may extend the maturity date subject to certain conditions specified in Section 301 of the Indenture), (herein called the "Securities"), limited in aggregate principal amount to $118,556,702 issued under an Indenture, dated as of March 6, 1996 (herein called the "Indenture"), between the Company and First Interstate Bank of California, a California banking corporation, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

   All terms used in this Security which are defined in the Indenture or in the Declaration attached as Annex A thereto shall have the meanings assigned to them in the Indenture or the Declaration, as the case may be.

   At any time on or after March 31, 2001, the Company shall have the right, subject to the terms and conditions of Article Twelve of the Indenture, to redeem this Security at the option of the Company, without premium or penalty, in whole or in part, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest, including any Additional Interest, if any, to, but excluding, the Redemption Date. If a Tax Event as defined in Article Twelve of the Indenture shall occur and be continuing, the Company shall have the right, subject to the terms and conditions of Article Twelve of the Indenture, to redeem this Security at the option of the Company, without premium or penalty, in whole but not in part, at a Redemption Price equal to 100% of the principal amount thereof plus accrued but unpaid interest, including any Additional Interest, if any, to the Redemption Date. Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice to the Holders, at the Redemption Price. If the Securities are only partially redeemed by the Company, the Securities will be redeemed pro rata. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Securities would result in the delisting of the Preferred Securities, the Company may only redeem the Securities in whole. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

   If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

   The Indenture contains provisions for satisfaction and discharge at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

   The Indenture contains provisions permitting the Company and the Trustee, with the consent of Holders of not less than a majority in principal amount of the Outstanding Securities affected by such modification, to modify the Indenture in a manner affecting the rights of the Holders of the Securities; provided that no such modification may, without the consent of the Holder of each Outstanding Security affected (or if the Securities are held by Fremont Financing, the holders of each of the Preferred Securities) thereby, (i) change the fixed maturity of the Securities except as provided in the Indenture, or reduce the principal amount thereof, or reduce the rate or, except as described below, extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or (ii) reduce the percentage of principal amount of the Securities, the Holders of which are required to consent to any such modification of the Indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

   No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

   As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

   The Securities are issuable only in registered form without coupons. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

   THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 204.     Form of Trustee's Certificate of Authentication.

   This is one of the Securities referred to in the within-mentioned Indenture.

                              FIRST INTERSTATE BANK OF CALIFORNIA
                                         as Trustee

                              By: _______________________________________
                                      Authorized Officer


                                 ARTICLE THREE
                                 The Securities

SECTION 301.     Title and Terms.

   The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $103,092,784 (or $118,556,702 if the over-allotment option set forth in Section 2 of the Purchase Agreement is exercised in full) except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906 or 1208.

   The Securities shall be known and designated as the "9% Junior Subordinated Debentures, Due March 31, 2026" of the Company. Their initial Stated Maturity shall be March 31, 2026. Not more than one year or less than one month prior to the initial Stated Maturity, the Company may, in its sole discretion, extend the Stated Maturity no more than one time for up to an additional 19 years from the initial Maturity Date, provided that all of the following conditions are satisfied at the time the Company elects to extend the Stated Maturity: (i) the Company is not in bankruptcy, insolvent or in liquidation, (ii) the Company is not in default in the payment of any interest or principal under this Indenture, or to any trustee of the Trust in connection with the issuance of the Trust Securities, (iii) the Company has made timely payments on the Securities for the immediately preceding six quarters without deferrals or extensions of the interest payment period, (iv) Fremont Financing is not in arrears on payments of distributions on the Preferred Securities, (v) the Securities are rated not less than BBB or better by Standard & Poors Ratings Group or Baa2 or better by Moody's Investors Service, Inc. or the equivalent by any other nationally recognized statistical rating organization, and (vi) the extended Stated Maturity is no later than the 49th anniversary of the issuance of the Preferred Securities.

   The Securities shall bear interest at the rate of 9% per annum, from March 6, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly (subject to deferral as set forth herein), in arrears, on March 31, June 30, September 30, and December 31 of each year, commencing March 31, 1996 until the principal thereof is paid or made available for payment. Interest will compound quarterly and will accrue at the rate of 9% per annum on any interest installment in arrears for more than one quarter or during an Extension Period of an interest payment period as set forth below in this Section 301. In the event that any date on which interest is payable on the Securities is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (except that, if such Business Day is in the next succeeding calendar year, such Interest Payment Date shall be the immediately preceding Business Day) (and without any interest or other payment in respect of any such delay).

   The Company shall have the right, at any time during the term of the Securities, to extend the interest payment period, from time to time, for up to 20 consecutive quarters (the "Extension Period") during which period interest will compound quarterly and the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which Extension Period the Company shall pay all interest then accrued and unpaid thereon (together with Additional Interest at the rate specified for the Securities to the extent permitted by applicable law ("Compound Interest"), provided, however, that during any such Extension Period, the Company shall not, and shall cause any Subsidiary (other than its wholly owned Subsidiaries) not to, (a) declare or pay any dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) repurchases or acquisitions of shares of the Common Stock of the Company as contemplated by any employment arrangement, benefit plan or other similar contract with or for the benefit of employees, officers or directors entered into in the ordinary course of business, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for the Company's Common Stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such Company capital stock or the security being converted or exchanged, or (iv) the payment of any stock dividend by the Company payable in the Company's Common Stock) or make any guarantee payments with respect to the foregoing and (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Security except as (i) required in accordance with the terms thereof (including, in the case of junior debt, the subordination provisions thereof), (ii) in connection with a contemporaneous refinancing of such debt securities with the proceeds of a new issuance of debt securities which have terms and provisions no more favorable to the holder than those of the debt securities repurchased or refinanced or
(iii) in connection with the contemporaneous conversion or exchange of such debt securities for Common Stock of the Company; provided, however, that in no event shall the amount to be paid by the Company or any of its Subsidiaries under (a) or (b)(ii) or (iii) above exceed in the aggregate $500,000 per year. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Maturity of the Securities. Upon termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Institutional Trustee and the Administrative Trustees (as defined in the Declaration) and the Trustee notice of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the Interest Payment Date or (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such distributions are payable, but in any event not less than one Business Day prior to such record date. If the Institutional Trustee shall not be the sole holder of the Securities, the Company shall give the holders of the Securities notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which the Company is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Securities of the record or payment date of such related interest payment.

   The Trustee shall promptly give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities.

   The principal of and interest on the Securities shall be payable at the office or agency of the Paying Agent in the United States maintained for such purpose and at any other office or agency maintained by the Company for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

   The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Eleven.

   The Securities shall be redeemable as provided in Article Twelve.

SECTION 302.     Denominations.

   The Securities shall be issuable only in registered form, without coupons.

SECTION 303.     Execution, Authentication, Delivery and Dating.

   The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its manual or facsimile corporate seal reproduced thereon attested by its Treasurer or one of its Assistant Treasurers or Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

   Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

   At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

   Each Security shall be dated the date of its authentication.

   No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 304.     Temporary Securities.

   Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

   If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305.     Registration; Registration of Transfer and Exchange.

   The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

   Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

   At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

   All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

   Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

   No service charge shall be made to the Holder for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1208 not involving any transfer.

   If the Securities are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1203 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 306.     Mutilated, Destroyed, Lost and Stolen Securities.

   If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

   If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

   In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

   Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

   Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

   The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.     Payment of Interest; Interest Rights Preserved.

   Interest on any Security which is payable (including any Additional Interest), and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. The Company shall pay Compound Interest, if any, in accordance with the provisions of Section 301 hereof.

   Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the proposed payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the written notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                 (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and, if so listed, upon such notice as may be required by such exchange, if, after notice given by the Company in writing to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

   Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue (including in each such case Additional Interest), which were carried by such other Security.

SECTION 308.     Persons Deemed Owners.

   Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 307) interest (including Additional Interest) on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309.     Cancellation.

   All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

SECTION 310.     Computation of Interest.

   Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of actual number of days elapsed per 30-day month.

SECTION 311.     Right of Set-Off.

   Notwithstanding anything to the contrary in the Indenture, the Company shall have the right to set-off any payment it is otherwise required to make thereunder to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Parent Guarantees. The Company shall promptly provide notice in writing to the Trustee of any payment it makes under the Parent Guarantees that it intends to set-off against any payment the Company is required to make pursuant to this Indenture.

SECTION 312.     CUSIP Numbers.

   The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


SECTION 313.     Global Securities.

   If the Securities are distributed to holders of Preferred Securities in liquidation of such holder's interests in Fremont Financing, such Securities will initially be issued as a Global Security. If the Company shall establish that the Securities are to be issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 303 and the Company Order, authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities to be issued in the form of Global Securities and not yet cancelled,
(ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, and (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions.

   Global Securities shall bear a legend substantially to the following effect:

                 This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Global Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances. Every Security delivered upon registration of transfer of, or in exchange for, or in lieu of, this Global Security shall be a Global Security subject to the foregoing, except in the limited circumstances described above.

                 Unless this certificate is presented by an authorized representative of The Depositary Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is to be made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

   Notwithstanding the provisions of Section 305, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a part of the Securities may not be transferred in the manner provided in Section 305 except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

   If at any time the Depositary for any Securities represented by one or more Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Securities or if at any time the Depositary for such Securities shall no longer be eligible under this Section 313, the Company shall appoint a successor Depositary with respect to such Securities. If a successor Depositary for such Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election that such Securities be represented by one or more Global Securities shall no longer be effective and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities, will authenticate and deliver Securities in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities in exchange for such Global Security or Securities.

   The Company may at any time and in its sole discretion determine that the Securities issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Securities. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order or an Officers' Certificate for the authentication and delivery of definitive Securities, shall authenticate and deliver, Securities in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities, in exchange for such Global Security or Securities.

   In accordance with the provisions of this Section 313, the Depositary for such Global Security shall surrender such Global Security in exchange in whole or in part for Securities in definitive registered form on such terms as are reasonably acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge to the Holder;

                 (i) to the Person specified by such Depositary, a new Security or Securities, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and

                 (ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities authenticated and delivered pursuant to clause
         (i) above.

   Upon the exchange of a Global Security for Securities in definitive registered form in authorized denominations, such Global Security shall be cancelled by the Trustee or an agent of the Company or the Trustee. Securities in definitive registered form issued in exchange for a Global Security pursuant to this Section 313 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver at its office such Securities to or as directed by the Persons in whose names such Securities are so registered.

                                  ARTICLE FOUR
                     Satisfaction and Discharge; Defeasance

SECTION 401.     Satisfaction and Discharge of Indenture.

   This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on written demand of and at the expense of the Company, shall execute instruments supplied by the Company acknowledging satisfaction and discharge of this Indenture, when


   (1)      either

                 (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and
         (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
         Section 1003) have been delivered to the Trustee for cancellation; or

                 (B) all such Securities not theretofore delivered to the Trustee for cancellation

                          (i)     have become due and payable, or

                          (ii) will become due and payable at their Stated Maturity within one year, or

                          (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest (including Additional Interest) to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

   (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

   (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.     Defeasance and Discharge.

   The following provisions shall apply to the Securities unless specifically otherwise provided in a Board Resolution, Officers' Certificate or indenture supplemental hereto provided pursuant to Section 301. In addition to discharge or defeasance of this Indenture pursuant to Sections 401 and 403, in the case of any Securities with respect to which the exact amount described in subparagraph (a) of Section 404 can be determined at the time of making the deposit referred to in such subparagraph (a), the Company shall be deemed to have paid and discharged the entire indebtedness on all the Securities as provided in this Section on and after the date the conditions set forth in
Section 404 are satisfied, and the provisions of this Indenture with respect to the Securities shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Securities, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders of Securities to receive, solely from the trust fund described in subparagraph (a) of Section 404, payments of principal thereof and interest, if any, thereon upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) this Section 402 and (vi) the rights of the Holders of Securities as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them) (hereinafter called "Defeasance"), and the Trustee at the cost and expense of the Company, shall execute proper instruments acknowledging the same.

SECTION 403.     Covenant Defeasance.

   In the case of any Securities with respect to which the exact amount described in subparagraph (a) of Section 404 can be determined at the time of making the deposit referred to in such subparagraph (a), (i) the Company shall be released from its obligations under any covenants specified in or pursuant to this Indenture (except as to (i) rights of registration of transfer and exchange of Securities, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders of Securities to receive, from the Company pursuant to Section 1001, payments of principal thereof and interest, if any, thereon upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations, duties and immunities of the Trustee hereunder and (v) the rights of the Holders of Securities as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and (ii) the occurrence of any event specified in Section 501(3) (with respect to any of the covenants specified in or pursuant to this Indenture) shall be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Securities as provided in this Section on and after the date the conditions set forth in
Section 404 are satisfied (hereinafter called "Covenant Defeasance"), and the Trustee, at the cost and expense of the Company, shall execute proper instruments acknowledging the same. For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant (to the extent so specified in the case of Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Indenture and the Securities shall be unaffected thereby.

SECTION 404.      Conditions to Defeasance or Covenant Defeasance.

   The following shall be the conditions to application of either Section 402 or 403 to the Outstanding Securities:

                 (a) with reference to Section 402 or 403, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities (i) cash in an amount, or (ii) direct obligations of the United States of America, backed by its full faith and credit ("U.S. Government Obligations"), maturing as to principal and interest, if any, at such times and in such amounts as will insure the availability of cash, or
         (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of and interest, if any, on all Securities on each date that such principal or interest, if any, is due and payable, and (B) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of this Indenture and the Securities;

                 (b) in the case of Defeasance under Section 402, the Company has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y), since the date hereof, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, Defeasance and discharge had not occurred;

                 (c) in the case of Covenant Defeasance under Section 403, the Company has delivered to the Trustee an Opinion of Counsel to the effect that, and such opinion shall confirm that, the Holders of the Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and Covenant Defeasance had not occurred;

                 (d) such Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound; and

                 (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent contemplated by this provision have been complied with.

SECTION 405.     Application of Trust Money.

   Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 401 shall be held in trust and such money and all money from such U.S. Government Obligations shall be applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money and U.S. Government Obligations has been deposited with the Trustee.

SECTION 406.     Indemnity for U.S. Government Obligations.

   The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 404 or the principal or interest received in respect of such obligations other than any such tax, fee or other charge that by law is for the account of the Holders of Outstanding Securities.

                                  ARTICLE FIVE
                                    Remedies

SECTION 501.     Events of Default.

   "Event of Default," wherever used herein, means any one of the following events that has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Eleven or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (1) failure for 30 days to pay any interest on the Securities, including any Additional Interest in respect thereof, when due; provided, however, that during an Extension Period, no such failure shall be deemed to exist with respect to interest payments due during such Extension Period; or

                 (2) failure to pay any principal on the Securities when due whether at Stated Maturity, following notice of redemption, by declaration or otherwise; provided, however, that the Securities shall not be deemed to have matured solely by virtue of an extension of their maturity in accordance with the terms of the Indenture; or

                 (3) failure to observe or perform in any material respect any other covenant herein for 90 days after written notice to the Company from the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities; or

                 (4) default under any bond, debenture or any other evidence of indebtedness for money borrowed by the Company having an aggregate outstanding principal amount in excess of $15 million, which default shall have resulted in such indebtedness being accelerated, without such indebtedness being discharged or such acceleration having been rescinded or annulled within 30 days after receipt of notice thereof by the Company from the Trustee or by the

         Company and the Trustee from the Holders of not less than 25% in aggregate principal amount at Maturity of the Securities then Outstanding; or

                 (5) the voluntary or involuntary dissolution, winding-up or other termination of the existence of Fremont Financing except in connection with the distribution of Securities to the holders of Preferred Securities in liquidation of Fremont Financing, the redemption of all of the Trust Securities of Fremont Financing or certain mergers, consolidations or amalgamations, each as permitted by the Declaration; or

                 (6) entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of substantially all of the property of the Company, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

                 (7) (A) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (B) the consent by the Company or to the entry of a decree or order for relief in respect of itself in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or (C) the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or
         (D) the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of all or substantially all of the property of the Company, or (E) the making by the Company of an assignment for the benefit of creditors.

SECTION 502.     Acceleration of Maturity; Rescission and Annulment.

   If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities shall have the right to declare the principal of and the interest on all the Securities (including any Additional Interest) and any other amounts payable hereunder to be due and payable immediately, provided, however, that if upon an Event of Default, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities fail to declare the payment of all amounts on the Securities to be immediately due and payable, the holders of at least 50% in aggregate liquidation preference of Preferred Securities then outstanding shall have such right, by a notice in writing to the Company (and to the Trustee if given by Holders or the holders of Preferred Securities) to declare all amounts outstanding in respect of the Preferred Securities to be due and payable and upon any such declaration such principal and all accrued interest shall become immediately due and payable.

   At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                 (A) all overdue interest (including any Additional Interest) on all Securities,

                 (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

                 (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and

                 (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

         (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

   No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.     Collection of Indebtedness and Suits for Enforcement by
                 Trustee.

The Company covenants that if

                 (1) default is made in the payment of any interest (including any Additional Interest) on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                 (2) default is made in the payment of the principal of any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest (including any Additional Interest), and, to the extent that payment thereof shall be legally enforceable, interest on any overdue principal and on any overdue interest (including any Additional Interest), at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

   If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.     Trustee May File Proofs of Claim.

   In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the

Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

   No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.     Trustee May Enforce Claims Without Possession of Securities.

   All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.     Application of Money Collected.

   Subject to Article Eleven, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST:   To the payment of all amounts due the Trustee under
         Section 607; and

                 SECOND: To the payment of the amounts then due and unpaid for principal of and interest (including any Additional Interest) on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest (including any Additional Interest), respectively.

                 THIRD: Any remainder, to any other Person lawfully entitled thereto or to the Company.

SECTION 507.     Limitation on Suits.

   No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                 (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                 (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                 (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508.     Unconditional Right of Holders to Receive Principal and
                 Interest.

   Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 307) interest (including any Additional Interest) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption
Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.     Restoration of Rights and Remedies.

   If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.     Rights and Remedies Cumulative.

   Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.     Delay or Omission Not Waiver.

   No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.     Control by Holders.

   The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

                 (1) such direction shall not be in conflict with any rule of law or with this Indenture; and

                 (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.     Waiver of Past Defaults.

   Subject to Sections 902 and 1010 hereof, the Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

                 (1) in the payment of the principal of or interest (including any Additional Interest) on any Security (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee); or

                 (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected;

provided, however, that such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation preference of Trust Securities shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the Holder of each of the Outstanding Securities is required, such waiver shall not be effective until each Holder of the Trust Securities shall have consented to such waiver.

   Upon any such waiver, such default shall cease to exist, effective as of the date specified in such waiver (and effective retroactively to the date of default, if so specified) and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.     Undertaking for Costs.

   In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee or in any suit for the enforcement of the right to receive the principal of and interest (including any Additional Interest) on any Security.

SECTION 515.     Waiver of Stay or Extension Laws.

   The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 516.     Preferred Security Holders Rights.

   If an Event of Default constituting the failure to pay interest or principal on the Securities on the date such interest or principal is otherwise payable has occurred and is continuing, then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities or such holder on or after the respective due date specified in the Securities. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Securities under this Indenture unless the Institutional Trustee fails to do so.

                                  ARTICLE SIX
                                  The Trustee

SECTION 601.     Certain Duties and Responsibilities.

                 (a) The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

                 (b) All indemnifications and releases from liability granted herein to the Trustee shall extend to the directors, officers, employees and agents of the Trustee.

SECTION 602.     Notice of Defaults.

   The Trustee shall give the Holders notice of any default hereunder which is made known to the officer of the Trustee having primary responsibility for administering this Indenture, confirmed in writing, and as and to the extent provided by the Trust Indenture Act; provided, however, that except in the case of a default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities; provided, further, that in the case of any default of the character specified in Section 501(3), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default. For purposes of this Section, the Trustee shall not be deemed to have knowledge of a default unless the officer of the Trustee having responsibility for administering this Indenture has actual knowledge of such default or has received written notice of such default in the manner contemplated by Section 105.

SECTION 603.     Certain Rights of Trustee.

   Subject to the provisions of Section 601:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                 (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                 (d) the Trustee may consult with counsel of its choice and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 604.     Not Responsible for Recitals or Issuance of Securities.

   The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605.     May Hold Securities.

   The Trustee, any Paying Agent, any Security Registrar, or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, or such other agent. Money held by the Trustee in trust hereunder shall not be invested by the Trustee pending distribution thereof to the holders of the Securities.

SECTION 606.     Money Held in Trust.

   Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607.     Compensation; Reimbursement; and Indemnity.

   The Company agrees

                 (1) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (2) except as otherwise expressly provided herein, to reimburse the Trustee promptly upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                 (3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or the trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

   The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Securities.

SECTION 608.     Disqualification; Conflicting Interests.

   If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 609.     Corporate Trustee Required; Eligibility.

   There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in New York, New York or Los Angeles, California. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.     Resignation and Removal; Appointment of Successor.

   (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

   (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

   (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

   (d)      If at any time:

                 (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                 (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                 (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

   (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.
If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

   (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611.     Acceptance of Appointment by Successor.

   Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided that, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

   No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.     Merger, Conversion, Consolidation or Succession to Business.

   Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.     Preferential Collection of Claims Against Company.

   If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                                 ARTICLE SEVEN
               Holders' Lists and Reports by Trustee and Company

SECTION 701.     Company to Furnish Trustee Names and Addresses of Holders.

   The Company will furnish or cause to be furnished to the Trustee

                 (a) semiannually, not later than February 15 and August 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders to the extent the Company has knowledge thereof as of a date not more than 15 days prior to the delivery thereof, and

                 (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided that the Company shall not be required to furnish any such list so long as the Trustee is acting as Security Registrar or the Securities are represented by one or more Global Securities.

SECTION 702.     Preservation of Information; Communications to Holders.

   (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 supplied to the Trustee by the Depository at the Trustee's request, and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

   (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

   (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703.     Reports by Trustee.

   (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

   (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

SECTION 704.     Reports by Company.

   The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. In addition, the Company shall promptly notify the Trustee in the event that the Preferred Securities are delisted.

                                 ARTICLE EIGHT
              Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.     Successor Substituted.

   Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities. Such successor Person shall promptly provide notice in writing to the Trustee of such event.

                                  ARTICLE NINE
                            Supplemental Indentures

SECTION 901.     Supplemental Indentures Without Consent of Holders.

   Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                 (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                 (3) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this clause (3) shall not adversely affect the interests of the Holders of the Securities or, so long as any of the Preferred Securities shall remain outstanding, the holders of the Preferred Securities; or

                 (4) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

SECTION 902.     Supplemental Indentures with Consent of Holders.

   With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security (or, if the Securities are held by the Trust, the holders of each of the Preferred Securities) affected thereby,

                 (1) except to the extent permitted and subject to the conditions set forth in Section 301 with respect to the extension of the Stated Maturity of the Securities, change the Stated Maturity of, the principal of, or any installment of interest (including any Additional Interest) on, any Security, or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
         Date), or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders,

                 (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                 (3) modify any of the provisions of this Section, Section 513 or Section 1010, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby;

provided, that, so long as any of the Preferred Securities remains outstanding, no such amendment shall be made that adversely affects the holders of the Preferred Securities, and no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the outstanding Preferred Securities unless and until the principal of and any premium on the Securities and all accrued and unpaid interest (including any Additional Interest) thereon have been paid in full, provided further, that any amendment or modification of the terms of this Indenture shall require the prior approval of the California Insurance Commissioner.

   It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.     Execution of Supplemental Indentures.

   In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected and shall incur no liability which may result from relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.     Effect of Supplemental Indentures.

   Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.     Conformity with Trust Indenture Act.

   Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906.     Reference in Securities to Supplemental Indentures.

   Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                  ARTICLE TEN
                   Covenants; Representations and Warranties

SECTION 1001.    Payment of Principal and Interest.

   The Company will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002.    Maintenance of Office or Agency.

   The Company will maintain in The City of New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. In the event that the Securities go out of book entry form, the Company will provide an office for authentication in The City of New York.

   The Company may also from time to time designate one or more other offices or agencies (in the United States) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.    Money for Security Payments to Be Held in Trust.

   If the Company shall at any time act as its own Paying Agent, it will, on or at the option of the Company on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act. In such case the Company shall not invest the amount so segregated and held in trust pending the distribution thereof.

   Whenever the Company shall have one or more Paying Agents, it will, on or prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act; provided, however, that any such deposit on a due date shall be initiated prior to 1:00 p.m. (New York time) in same-day funds.

   The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

   The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

   Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 1004.    Statement by Officers as to Default.

   The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the material terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 1005.    Existence.

   Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders and, while any Preferred Securities are outstanding, the holders of the Preferred Securities.

SECTION 1006.    Maintenance of Properties.

   The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1007.    Payment of Taxes and Other Claims.

   The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary that comprise more than 10% of the assets of the Company and its Subsidiaries taken as a whole; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1008.    Additional Interest.

   In the event that (i) Fremont Financing is the Holder of all of the Outstanding Securities, (ii) a Tax Event shall have occurred and be continuing and (iii) the Company shall have elected to pay Additional Interest (as defined below) and shall not have revoked any such election, the Company shall pay to Fremont Financing (and its permitted successors or assigns under the Declaration) for so long as Fremont Financing (or its permitted successor or assignee) is the registered holder of any Securities such additional amounts as may be necessary in order that the amount of distributions (including any Additional Amounts) then due and payable by Fremont Financing on the Preferred Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any Additional Taxes (the "Additional Interest"). Whenever in this Indenture there is a reference in any context to the payment of principal of or interest on the Securities, such mention shall be deemed to include mention of the payment of the Additional Interest provided for in this paragraph to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

SECTION 1009.    Additional Covenants.

   The Company covenants and agrees that it shall not, and shall not permit any Subsidiary of the Company (other than its wholly owned Subsidiaries) to, (a) declare or pay any dividends on or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) repurchases or acquisitions of shares of the Common Stock of the Company as contemplated by any employment arrangement, benefit plan or other similar contract with or for the benefit of employees, officers or directors entered into in the ordinary course of business, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for the Company's Common Stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (iv) the payment of any stock dividend by the Company payable in the Company's Common Stock or the same stock as that on which the dividend is being paid) or make any guarantee payments with respect to the foregoing and
(b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Securities except as (i) required in accordance with the terms thereof (including, in the case of junior debt, the subordination provisions thereof), (ii) in connection with a contemporaneous refinancing of such debt securities with the proceeds of a new issuance of debt securities which have terms and provisions no more favorable to the holder than those of the debt securities repurchased or refinanced (iii) in connection with the contemporaneous conversion or exchange of such debt securities for Common Stock of the Company; provided, however, that in no event shall the amount to be paid by the Company or any of its Subsidiaries under (a) or (b)(ii) or (iii) above exceed in the aggregate $500,000 per year if at such time (i) there shall have occurred and be continuing any event that (a) with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder and
(b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) the Company shall be in default with respect to its payment of any obligations under the Parent Guarantees, or (iii) the

Company shall have given notice of its election of an Extension Period as provided herein and such period, or any extension thereof, shall be continuing.

   The Company also covenants (i) to maintain 100% ownership of the Common Securities of Fremont Financing; provided, however, that any permitted successor of the Company hereunder may succeed to the Company's ownership of such Common Securities, (ii) not to cause or permit the dissolution, winding-up or termination of Fremont Financing, except in connection with a distribution of the Securities to the holders of Preferred Securities in liquidation of Fremont Financing or in connection with certain mergers, consolidations or amalgamations permitted by the Declaration and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause Fremont Financing to remain a business trust and to be classified as a grantor trust and not to be classified as an association taxable as a corporation for United States federal income tax purposes, except in connection with a distribution of the Securities to the holders of Preferred Securities in liquidation of Fremont Financing.

SECTION 1010.    Waiver of Certain Covenants.

   Except as otherwise specified as contemplated by Section 301 for Securities, the Company may, with respect to the Securities, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 901(2) for the benefit of the Holders if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                 ARTICLE ELEVEN
                          Subordination of Securities

SECTION 1101.    Securities Subordinate to Senior Indebtedness.

   The Company covenants and agrees, and each Holder of a Security, by such Holder's acceptance thereof, likewise covenants and agrees, that, (i) to the extent and in the manner hereinafter set forth in this Article (subject to Article Four), the payment of the principal of and interest (including any Additional Interest) on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness; and (ii) the obligations of the Company under the Securities rank pari passu with the Company's obligations with respect to the Company's $373,750,000 aggregate principal amount at maturity of Liquid Yield(TM) Option Notes Due 2013. All references in this Article Eleven to "payment in full" of Senior Indebtedness shall be construed to mean such payment in full in cash.

   This Article Eleven shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions. Holders of Senior Indebtedness need not prove reliance on the subordination provisions hereof.

SECTION 1102.    Default on Senior Indebtedness.

   In the event and during the continuation of any default in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness (and any applicable grace period with respect to such default has ended and such default has not been cured or waived) or in the event that the maturity of any Senior Indebtedness has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the principal (including redemption payments) of, or interest on, the Securities.

   In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the preceding paragraph of this Section 1102, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

SECTION 1103.    Liquidation; Dissolution; Bankruptcy.

   Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made on account of the principal or interest on the Securities; and upon any such dissolution or winding-up or liquidation or reorganization any payment by the Company, or distribution of substantially all of the assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Security or the Trustee would be entitled, except for the provisions of this Article Eleven, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full or to provide for such payment in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of Securities or to the Trustee.

   In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

   Any holder of Senior Indebtedness may file any proof of claim or similar instrument on behalf of the Trustee and the Holders if such instrument has not been filed by the date which is 30 days prior to the last date specified for filing thereof.

   For purposes of this Article Eleven, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Eleven with respect to the Securities to the payment of all Senior Indebtedness that may at the time be outstanding, provided, however, that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Eight hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 1103 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight hereof. Notwithstanding anything herein to the contrary, nothing in Section 1102 or in this Section 1103 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

SECTION 1104.    Subrogation.

   Subject to the payment in full of all Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article Eleven, and no payment over pursuant to the provisions of this Article Eleven, to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Eleven are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness on the other hand.

   Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eleven of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

   Upon any payment or distribution of assets of the Company referred to in this Article Eleven, the Trustee, subject to the provisions of Section 601, and the Holders of the Securities, shall be entitled to rely upon (and shall incur no liability whatsoever in relying upon), any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

SECTION 1105.    Trustee to Effectuate Subordination.

   Each Holder of a Security by acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eleven and appoints the Trustee such Holder's attorney-in- fact for any and all such purposes.

SECTION 1106.    Notice by the Company.

   The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Eleven. Notwithstanding the provisions of this Article Eleven or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Eleven, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of
Section 601, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 1106 at least five Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within five Business Days prior to such date.

   The Trustee, subject to the provisions of Section 601, shall be entitled to rely on (and shall incur no liability whatsoever in relying upon), the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eleven, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1107.    Rights of the Trustee; Holders of Senior Indebtedness.

   The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Eleven in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

   With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eleven, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this

Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 601, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to holders of Securities, the Company or any other Person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Eleven or otherwise.

SECTION 1108.    Subordination May Not be Impaired.

   No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

   Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                                 ARTICLE TWELVE
                            Redemption of Securities

SECTION 1201.    Optional Redemption; Conditions to Optional Redemption.

   At any time on or after March 31, 2001, the Company shall have the right, subject to the last paragraph of this Section 1201, to redeem the Securities, in whole or in part, from time to time, at a Redemption Price equal to 100% of the principal amount of Securities to be redeemed plus any accrued but unpaid interest, including Additional Interest, if any, to the Redemption Date.

   If a Tax Event shall occur and be continuing, the Company shall have the right, subject to the last paragraph of this Section 1201, either (i) to redeem the Securities in whole but not in part, at a Redemption Price equal to 100% of the principal amount of Securities then outstanding plus accrued but unpaid interest, including Additional Interest, if any, to the Redemption Date or (ii) to direct the trustees of Fremont Financing to dissolve Fremont Financing and distribute the Securities to the holders of the Preferred Securities and Common Securities.

   For so long as Fremont Financing is the Holder of all Securities Outstanding, the proceeds of any redemption described in this Section 1201 shall be used by Fremont Financing to redeem Preferred Securities in accordance with their terms. The Company shall not redeem the Securities in part unless all accrued and unpaid interest (including any Additional Interest) has been paid in full on all Securities Outstanding for all quarterly interest periods terminating on or prior to the Redemption Date.

SECTION 1202.    Applicability of Article.

   Redemption of Securities at the election of the Company, as permitted by
Section 1201, shall be made in accordance with such provision and this Article.

SECTION 1203.    Election to Redeem; Notice to Trustee.

   The election of the Company to redeem Securities pursuant to Section 1201 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 30 days and no more than 60 days prior to the Redemption Date fixed by the Company, notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and provide a copy of the notice of redemption given to Holders of Securities to be redeemed pursuant to Section 1204. In the event the Securities are at any time hereafter held by more than one Holder, the minimum 30 day notice stated above shall be increased to 45 days.

SECTION 1204.    Selection by Trustee of Securities to Be Redeemed.

   If less than all the Securities are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected on a pro rata basis (or such other method of selection as the Trustee may customarily employ) not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption.

   The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

   The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Securities would result in the delisting of the Preferred Securities, the Company may only redeem Securities in whole.

   For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1205.    Notice of Redemption.

   Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

   All notices of redemption shall identify the Securities to be redeemed (including CUSIP number) and shall state:

                 (1)      the Redemption Date,

                 (2)      the Redemption Price,

                 (3) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date,

                 (4) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

                 (5) whether, in the case of a partial redemption, such partial redemption would result in a delisting of Preferred Securities remaining outstanding.

   Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1206.    Deposit of Redemption Price.

   On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date; provided, however, that any such deposit on a Redemption Date shall be initiated prior to 1:00 p.m. (New York time) in same-day funds.

SECTION 1207.    Securities Payable on Redemption Date.

   Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

   If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

SECTION 1208.    Securities Redeemed in Part.

   Any Security which is to be redeemed only in part shall be surrendered at a place of payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                ARTICLE THIRTEEN
                                    Expenses

SECTION 1301.    Payment of Expenses.

   In connection with the offering, sale and issuance of the Securities to the Institutional Trustee and in connection with the sale of the Trust Securities by Fremont Financing, the Company, in its capacity as borrower with respect to the Securities, shall:

         1. pay all costs and expenses relating to the offering, sale and issuance of the Securities, includ ing commissions to the underwriters payable pursuant to the Purchase Agree-ment and the Pricing Agree ment and compensation of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture;

         2. pay all costs and expenses of Fremont Financing (including, but not limited to, costs and expenses relating to the organization of Fremont Financing, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Institutional Trustee and the Delaware Trustee, the costs and expenses relating to the operation of Fremont Financing, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommu nications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Fremont Financing assets);

         3. be primarily liable for any indemnification obligations arising with respect to the Declaration; and

         4. pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

SECTION 1302.    Payment Upon Resignation or Removal.

   Upon termination of this Indenture or the removal or resignation of the Trustee pursuant to Section 610, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to Section
5.7 of the Declaration, the Company shall pay to the Delaware Trustee or the Institutional Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.


                            _______________________


   This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

   IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.


                                  FREMONT GENERAL CORPORATION


                                  By: /s/ Louis J. Rampino
                                     ----------------------------------------
                                  Name:   Louis J. Rampino
                                  Title:  Presidential and Chief Operating
                                          Officer


Attest:


/s/    Alan W. Faigin
- ---------------------------------------
Name:  Alan W. Faigin
Title: General Counsel and Secretary


                                  FIRST INTERSTATE BANK OF CALIFORNIA


                                  By: /s/  Vicki L. Herrick
                                     ----------------------------------------
                                  Name:    Vicki L. Herrick
                                  Title:   Assistant Vice President